SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Wells Fargo & Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

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EQ Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945

WELLS FARGO & COMPANY

2019 ANNUAL MEETING OF SHAREHOLDERS

Important Notice Regarding the Availability of Proxy Materials for

the Shareholder Meeting To Be Held on April 23, 2019

The Wells Fargo & Company 2019 Annual Meeting of Shareholders will be held on Tuesday, April 23, 2019 at 10:00 a.m., Central Daylight Time, at the Grand Hyatt DFW, 2337 South International Parkway, Dallas, Texas 75261. Under Securities and Exchange Commission rules, we are notifying you that our proxy materials for the Annual Meeting and access to a proxy voting website are available to you over the internet. Please follow the instructions on the reverse side of this Notice to view these proxy materials and vote by internet or mobile device (using the QR Barcode below) or request printed copies of the materials. This Notice also serves as notice of the 2019 Annual Meeting of Shareholders of Wells Fargo & Company.

The purpose of the Annual Meeting is to:

1.	Elect as directors the 12 nominees named in our 2019 proxy statement
2.	Vote on an advisory resolution to approve executive compensation
3.	Approve the Company’s Amended and Restated Long-Term Incentive Compensation Plan
4.	Ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2019
5.	Vote on shareholder proposal – Report on Incentive-Based Compensation and Risks of Material Losses
6.	Vote on shareholder proposal – Report on Global Median Gender Pay Gap

The Board of Directors recommends you vote:

•	FOR each of the nominees for director as named in the 2019 proxy statement (Item 1);
•	FOR Item 2;
•	FOR Item 3;
•	FOR Item 4; and
•	AGAINST each of the shareholder proposals (Items 5 through 6).

This communication is not a form for voting and presents only an overview of the more complete proxy materials that are available to you over the internet or by mail. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The 2019 Proxy Statement (which includes the Notice of the 2019 Annual Meeting of Shareholders), Annual Report to Shareholders for the year ended December 31, 2018 and other proxy materials are available at:

www.proxydocs.com/wfc or by scanning the QR Barcode on the reverse side of this card

If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before April 9, 2019 to facilitate timely delivery.

To request paper or e-mail copies of the proxy materials, please contact us via:

Internet – Visit www.investorelections.com/wfc and follow the instructions for requesting meeting materials.
Mobile Device – Scan the QR Barcode on the reverse side of this card.
Telephone – Call us at 1-866-870-3684 and follow the recorded instructions.
E-mail – Send us an email to paper@investorelections.com. Please write “WFC Materials Request” in the subject line and include the following in the e-mail:

(1) The 11-digit control # located in the box in the upper right hand corner on the front of this Notice.

(2) Your preference to receive printed materials by mail or to receive an e-mail with links to the electronic materials (please include the e-mail address if you choose e-mail delivery); and

(3)   If you would like this election to apply to delivery of materials for all future stockholders meetings, write the word “Permanent” and include the last 4 digits of your social security number or tax identification number.

Only shareholders who owned common stock at the close of business on the record date, February 26, 2019, may vote at the Annual Meeting or any adjournment or postponement thereof. You may choose to attend the Annual Meeting and vote in person at the meeting. If you wish to attend the Annual Meeting, you must follow the requirements for meeting admission contained in the 2019 proxy statement. You must present a valid photo ID and proof of stock ownership or an admission ticket, which you can obtain and print by following the admission ticket link at www.proxypush.com/wfc, to be admitted to the Annual Meeting. Directions to the Annual Meeting location are provided in the 2019 proxy statement.

To vote now by internet, go to www.proxypush.com/wfc or, using your mobile device, scan the QR Barcode on the reverse side of this card.

Use the internet or your mobile device to vote your proxy 24 hours a day, 7 days a week, until 11:59 p.m., Central Daylight Time on April 22, 2019. Please have this Notice and the last four digits of your social security number or tax identification number available and follow the instructions.

PLEASE MAKE SURE YOU HAVE THIS NOTICE AVAILABLE WHEN YOU:

•	Request a paper copy of the proxy materials;

•	Want to vote electronically; or

•	Scan QR Barcode on the reverse side of this card.